UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2010

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On April 29, 2010, Prudential Bancorp, Inc. of Pennsylvania (the "Company") reported its results of operations for the three and six months ended March 31, 2010.

For additional information, reference is made to the Company's press release dated April 29, 2010, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be "filed" for any purpose except otherwise provided herein.

Item	9.01	Financial Statements and Exhibits
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press release regarding results of operations and financial condition, dated April 29, 2010

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

	By:	/s/ Joseph R. Corrato
	Name:	Joseph R. Corrato
	Title:	Executive Vice President and Chief Financial Officer

Date: April 29, 2010

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding results of operations and financial condition, dated April 29, 2010

Exhibit 99.1
Press Release

Release Date:	April 29, 2010	Contact:	Thomas A. Vento - President
	at 4:30 p.m. EST		Joseph R. Corrato – Executive Vice President
(215) 755-1500

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES SECOND QUARTER RESULTS

Philadelphia, Pennsylvania (April 29, 2010) – Prudential Bancorp, Inc. of Pennsylvania (the “Company”) (Nasdaq:PBIP), the “mid-tier” holding company for Prudential Savings Bank (the “Bank”), today reported net income of $843,000, or $0.09 per diluted share, for the quarter ended March 31, 2010 as compared to a net loss of $48,000, or $(0.004) per share, for the same period in 2009.    For the six months ended March 31, 2010, the Company recognized net income of $1.5 million, or $0.15 per diluted share, compared to a net loss of $1.0 million, or $(0.10) per share, for the comparable period in 2009.  The improved results of operations for the quarter and six month periods ended March 31, 2010 were primarily due to significantly reduced non-cash other than temporary impairment (“OTTI”) charges in the 2010 periods as compared to the 2009 periods with respect to certain of the non-agency mortgage-backed securities received as a result of the redemption in kind of a mutual fund during fiscal 2008.

Tom Vento, President and Chief Executive Officer, stated “We are pleased to be reporting increased net income and our third consecutive quarter of improved results.  Like much of our industry, we continue to be adversely affected by asset quality issues.  However, we are committed to resolving our non-performing assets expeditiously.  In keeping with our commitment to maximize shareholder value, the Company and Mutual Holding Company purchased an additional 341,594 shares of Company common stock at an aggregate cost of $3.3 million during the quarter ended March 31, 2010.”

At March 31, 2010, the Company’s total assets were $508.2 million, a decrease of $6.5 million from $514.8 million at September 30, 2009.  The decrease was primarily attributable to net decreases in the investment and mortgage-backed securities portfolio of $15.1 million.  Partially offsetting the decrease was an increase in cash and cash equivalents of $7.8 million as a result of the proceeds from the repayment or call of investment and mortgage-backed securities.  The proceeds were held as cash pending future deployment or used to payoff borrowings.

Total liabilities decreased $4.9 million to $454.0 million at March 31, 2010 from $458.9 million at September 30, 2009.  The decrease was primarily the result of an $6.0 million decrease in advances from the Federal Home Loan Bank which were paid down as proceeds were received from the call or repayment of investment and mortgage-backed securities.  Partially offsetting the decrease in liabilities was a $3.9 million increase in deposits.

Stockholders’ equity decreased by $1.7 million to $54.2 million at March 31, 2010 from $55.9 million at September 30, 2009.  The largest component of change in equity during the six months ended March 31, 2010 reflected the cost of stock repurchases totaling $2.9 million, partially offset by net income of $1.5 million.

Net interest income increased $546,000 or 15.7% to $4.0 million for the three months ended March 31, 2010 as compared to $3.5 million for the same period in 2009. The increase reflected the effects of a $1.1 million or 33.3% decrease in interest expense partially offset by a $594,000 or 8.6% decrease in interest income.    The decrease in interest expense resulted primarily from a 115 basis point decrease to 2.03% in the weighted average rate paid on interest-bearing liabilities, reflecting the repricing downward of interest-bearing liabilities during the year, partially offset by a $18.5 million or 4.3% increase in the average balance of interest-bearing liabilities for the three months ended March 31, 2010, as compared to the same period in 2009.  The decrease in interest income resulted from a 54 basis point decrease to 5.19% in the weighted average yield earned on interest-earning assets partially offset by a $4.0 million or 0.8% increase in the average balance of interest-earning assets for the three months ended March 31, 2010, as compared to the same period in 2009.

For the six months ended March 31, 2010, net interest income increased $759,000 or 10.5% to $8.0 million as compared to $7.2 million for the same period in 2009. The increase was due to a $2.1 million or 30.7% decrease in interest expense partially offset by a 1.4 million or 9.6% decrease in interest income.  The decrease in interest expense resulted primarily from a 109 basis point decrease to 2.14% in the weighted average rate paid on interest-bearing liabilities, reflecting the repricing downward of interest-bearing liabilities during the year, partially offset by a $18.6 million or 4.4% increase in the average balance of interest-bearing liabilities, primarily in certificates of deposit, for the six months ended March 31, 2010, as compared to the same period in 2009.  The decrease in interest income resulted primarily from a 59 basis point decrease to 5.28% in the weighted average yield earned on interest-earning assets partially offset by a $3.2 million or 0.7% increase in the average balance of interest-earning assets for the six months ended March 31, 2010, as compared to the same period in 2009.

For the quarter ended March 31, 2010, the net interest margin was 3.31%, as compared to 2.89% for the same period in 2009.  For the six months ended March 31, 2010, the net interest margin was 3.30%, as compared to 3.01% for the same period in 2009.  The increase in the interest margin in the 2009 periods was primarily due to the large decrease in the average rates paid on interest-bearing liabilities reflecting the repricing downward of interest-bearing liabilities.

The Company established a provision for loan losses of $250,000 for the quarter ended March 31, 2010 and $385,000 for the six month period ended March 31, 2010 as compared to $50,000 and $363,000 for the comparable periods in 2009.  The increased level of provisions in the 2010 periods reflected the higher level of non-performing assets resulting from the continued weakness in the economy experienced during these periods.  At March 31, 2010, the Company’s non-performing assets totaled $7.8 million or 1.5% of total assets as compared to $5.6 million or 1.1% of total assets at September 30, 2009.  The non-performing assets consisted of five commercial real estate loans totaling $927,000, 13 one-to four-family residential mortgage loans totaling $1.6 million and seven real estate owned properties totaling $5.3 million.  The allowance for loan losses totaled $2.4 million, or 0.9% of total loans and 96.1% of non-performing loans at March 31, 2010.

Non-interest income amounted to $62,000 and $82,000 for the three and six month periods ended March 31, 2010, compared with losses of $434,000 and $2.4 million for the same periods in 2009.  The losses experienced in the 2009 periods were due to OTTI charges arising from the Company’s investment in a mutual fund and the subsequent redemption in kind of such investment.  The decline in the amount of losses recognized between the 2009 and 2010 periods reflected the decline in the amount of the OTTI charges from $647,000 and $2.8 million for the three and six months ended March 31, 2009 to $133,000 and $337,000 during the three and six months ended March 31, 2010 related to the non-agency mortgage-backed securities received as part of the June 2008 redemption in kind of the investment in the mutual fund as the markets for such securities began to stabilize in the 2010 periods.

For the quarter ended March 31, 2010, non-interest expense decreased $17,000 compared to the same period in the prior year, while non-interest expense increased $84,000 for the six month period ended March 31, 2010 compared to the same period in the prior year.  The increase for the six month period was primarily due to expenses related to the implementation and expensing of awards granted under stock benefit plans which were $168,000 higher than the amount incurred in the comparable period in 2009 as these expense were only incurred for a portion of the 2009 period.  Also contributing to the higher level of non-interest expense were increased costs related to an increase in actuarial computed contributions for the Company’s defined benefit pension plan which were $128,000 more than the amount recognized in the comparable period in 2009.  These increases were partially offset by a decrease of real estate owned expenses of $146,000 and a decrease of $135,000 in professional services expenses in March 31, 2010 from the comparable period in 2009.

The Company recorded income tax expense for the quarter and six months ended March 31, 2010 of $333,000 and $955,000, respectively, compared to income tax expense of $365,000 and $409,000, respectively, for the quarter and six months ended March 31, 2009.  Tax expense was recorded in the 2009 periods and was not fully offset by the capital losses incurred in connection with the writedown of certain of the mortgage-backed securities received in the redemption of the mutual fund.  A valuation allowance was recorded against the deferred tax asset created as a result of such recognized capital losses as capital losses are only deductible to the extent of capital gains.

Prudential Bancorp, Inc. of Pennsylvania is the "mid-tier" holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as six additional full-service branch offices, five of which are in Philadelphia and one of which is in Drexel Hill in Delaware County, Pennsylvania.

This news release contains certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Prudential Bancorp, Inc. of Pennsylvania.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes. Investors are encouraged to review the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.

	SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
	(Unaudited)
	At March 31,	At September 30,
	2010	2009
	(Dollars in Thousands)
Selected Financial and Other Data:
Total assets	$508,239	$514,761
Cash and cash equivalents	21,484	13,669
Investment and mortgage-backed securities:
Held-to-maturity	140,450	160,126
Available-for-sale	66,982	62,407
Loans receivable, net	253,831	256,694
Deposits	436,316	432,374
FHLB advances	13,637	19,659
Stockholders’ equity	54,206	55,857
Full service offices	7	7

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
	(Dollars in Thousands Except Per Share Amounts)		(Dollars in Thousands Except Per Share Amounts)
Selected Operating Data:
Total interest income	$6,311	$6,905	$12,777	$14,132
Total interest expense	2,286	3,426	4,774	6,888
Net interest income	4,025	3,479	8,003	7,244
Provision for loan losses	250	50	385	363
Net interest income after provision for loan losses	3,775	3,429	7,618	6,881
Total non-interest income (loss)	62	(434)	82	(2,381)
Total non-interest expense	2,661	2,678	5,216	5,132
Income (loss) before income taxes	1,176	317	2,484	(632)
Income tax expense	333	365	955	409
Net income (loss)	843	(48)	1,529	(1,041)
Basic earnings (loss) per share	0.09	(0.004)	0.16	(0.10)
Diluted earnings (loss) per share	0.09	(0.004)	0.15	(0.10)

Selected Operating Ratios(1):
Average yield on interest- earning assets	5.19%	5.73%	5.28%	5.87%
Average rate on interest-bearing liabilities	2.03%	3.18%	2.14%	3.23%
Average interest rate spread(2)	3.16%	2.55%	3.14%	2.64%
Net interest margin(2)	3.31%	2.89%	3.30%	3.01%
Average interest-earning assets to average interest-bearing liabilities	108.22%	111.93%	108.65%	112.65%
Net interest income after provision for loan losses to non-interest expense	141.86%	128.04%	146.05%	134.08%
Total non-interest expense to average assets	2.09%	2.13%	2.05%	2.05%
Efficiency ratio(3)	65.11%	87.95%	64.51%	105.53%
Return on average assets	0.66%	(0.04)%	0.60%	(0.42)%
Return on average equity	5.98%	(0.29)%	5.45%	(3.14)%
Average equity to average assets	11.08%	13.00%	11.03%	13.26%

	At or for the Three Months Ended March 31,		At or for the Six Months Ended March 31,
	2010	2009	2010	2009
Asset Quality Ratios(4)
Non-performing loans as a percent of loans receivable, net(5)	0.99%	1.05%	0.99%	1.05%
Non-performing assets as a percentage of total assets(5)	1.54%	1.31%	1.54%	1.31%
Allowance for loan losses as a percentage of total loans	0.93%	0.66%	0.93%	0.66%
Allowance for loan losses as a percentage of non-performing loans	96.12%	65.08%	96.12%	65.08%
Net charge-offs to average loans receivable	1.08%	0.09%	0.54%	0.09%

Capital Ratio(4)
Tier 1 leverage ratio
Company	10.66%	13.09%	10.66%	13.09%
Bank	9.77%	12.24%	9.77%	12.24%
Tier 1 risk-based capital ratio
Company	21.86%	28.68%	21.86%	28.68%
Bank	20.01%	26.81%	20.01%	26.81%
Total risk-based capital ratio
Company	22.84%	29.43%	22.84%	29.43%
Bank	20.99%	27.57%	20.99%	27.57%

(1) With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.
(2)  Average interest rate spread represents the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities.  Net interest margin represents net interest income as a percentage of average interest-earning assets.

(3) The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income (charges).
(4) Asset quality ratios and capital ratios are end of period ratios, except for net charge-offs to average loans receivable.
(5)  Non-performing assets generally consist of all loans 90 days or more past due and real estate acquired through foreclosure or acceptance of a deed in-lieu of foreclosure.  It is the Company’s policy to cease accruing interest on all loans, other than single-family residential mortgage loans, which are 90 days or more past due as to interest or principal.